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                                                                Exhibit 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION


                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811


                                                            JOHN ARNOT WILSON
                                                                 RETIRED




                                October 16, 1997


Cardiac Pathways Corporation
995 Benecia Avenue
Sunnyvale, CA 94086


          RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

          We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on October 16, 1997 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 470,000 shares of your Common Stock, par value $0.001 per share (the "Shares"), (i) 380,000 shares of which are to be issued pursuant to the 1991 Stock Plan, (ii) 20,000 shares of which are to be issued pursuant to the 1996 Director Option Plan and (iii) 70,000 shares of which are to be issued pursuant to the 1996 Employee Stock Purchase Plan (collectively, the "Plans"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

          It is our opinion that, when issued and sold in the manner described in the Plans and pursuant to the agreements which accompany each grant under the Plans, the Shares will be legally and validly issued, fully-paid and non-assessable.

          We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.



                                         Very truly yours,

                                         WILSON SONSINI GOODRICH & ROSATI

                                         /s/ Wilson Sonsini Goodrich & Rosati